                                                                  EX-99.B(p)(12)

                              Sutter Advisors LLC.


                                 Code of Ethics


                   Policy on Personal Securities Transactions
                             and Insider Information

Sutter Advisors
Code of Ethics

                                   April 2002

                                Table of Contents

                                                                                     Page

      1.       Code of Ethics                                                        3

               1.1      Covered Person                                               3

               1.2      Violations and Penalties                                     4


      2.       Personal Securities Transactions                                      6

               2.1      Personal Securities Transactions Records                     6

               2.2      Employee Trade Procedures                                    7

               2.3      Post-Review                                                  8

               2.4      Pre-Clearance and Reporting Requirements                     8

               2.5      Confidentiality                                              8

               2.6      Restrictions                                                 9

               2.7      Short Term Trading Profits                                   9


      3.       Insider Information                                                   10

               3.1      Insider Transactions                                         10

               3.2      Gifts                                                        10

               3.3      Directorships and Other Outside Employment                   11

               3.4      Regulatory Requirements                                      11


      Exhibits

      Acknowledgement and Certification                                              12

      Quarterly Report                                                               13

      Acknowledgement of Brokerage Accounts                                          14

      Request for Duplicate Confirmations                                            15


Sutter Advisors
Code of Ethics

1.   Code of Ethics

     Sutter Advisors LLC ("Sutter"), a wholly owned subsidiary of Wells Capital Management, Incorporated, an indirect subsidiary of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), and an investment adviser registered under the Investment Advisers Act of 1940, adopts this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the "Code") under the requirements of the Securities and Exchange Commission ("SEC"). The Code is applicable to all employees, directors and officers of Sutter (each, a "Covered Person").

     The Code is also adopted to satisfy the requirements of Section 204A of the Investment Advisers Act of 1940:

          Every investment adviser subject to Section 204 of this title shall establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse in violation of this Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, non-public information by such investment adviser or any person associated with such investment adviser. The Commission, as it deems necessary or appropriate in the public interest or for the protection of investors, shall adopt rules or regulations to require specific policies or procedures reasonably designed to prevent misuse in violation of this Act or the Securities Exchange Act of 1934 (or the rules or regulations thereunder) of material, non-public information.

     Sutter is committed to maintaining the highest ethical standards in connection with the management of its accounts. The Code reflects Sutter's view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information, which will not be tolerated. Each Covered Person is required to read the Code annually and to certify that he/she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of employment. It is also expected that each Covered Person will at all times be ethical, act professionally, improve competency, and exercise sound independent judgment.

     Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact Sutter's compliance officer.

1.1  Covered Person

     Because all Covered Persons of Sutter may at some time have access to or obtain investment information, Sutter designates all of its employees as Covered Persons subject to all requirements of the Code.

     As a Covered Person, you are required to pre-clear (as required by this Code) and report quarterly all transactions in any securities in which you or any member of your immediate family who shares the same household with you (a "Family Member") has any direct or indirect beneficial ownership.

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Sutter Advisors
Code of Ethics

     Beneficial ownership: When you or a Family Member, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has a pecuniary interest in such securities.

     Pecuniary interest: The opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. Some examples of when pecuniary interest may apply for you or a Family Member are in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

          .    Your accounts or the accounts of Family Members

          . A partnership or limited liability company, if you or a Family Member is a general partner or a managing member

          . A corporation or similar business entity, if you or a Family Member has or shares investment control

          .    A trust, if you or a Family Member is a beneficiary

     Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any Family Member has any direct or indirect influence or control.

1.2  Violations and Penalties

     Compliance will report any violations of the Code on a monthly basis to the President of Sutter. You should immediately report to Compliance any known or reasonably suspected violations of this Code to which you become aware. Penalties may be imposed on a Covered Person as follows:

     .    Minor Offenses

          1)   First - Verbal Warning

          2)   Second - Written Notice

          3)   Third -  $1,000 fine*

     .    Substantive Offenses

          1)   First - Written Notice

          2) Second - $1,000 fine* or disgorgement of profits (whichever is greater)

          3)   Third - Termination of employment or referral to authorities

          * If imposed, the $1,000 fine will be donated to your charity of choice so long as the charity does not maintain a client relationship with Sutter. The fines will be turned over to Sutter, which in turn will mail the donation check on behalf of the Covered Person.

Sutter Advisors
Code of Ethics

     Nature of Offenses:

     .   Minor offenses include but are not limited to:

         1) Failure to submit or late submissions of quarterly trade reports and/or signed acknowledgements of Code of Ethics forms and certifications

         2) Failure to request trade pre-clearance

         3) Conflicting pre-clearance request dates versus actual trade dates


     .   Substantive offenses include:

         1) Unauthorized purchase/sale of restricted securities outlined in the Code

         2) Violations of one day blackout periods

         3) Short-term trading for profit (60-day rule)

         4) Trading in conflict with client's transaction, such as the appearance of potential front-running or scalping

         5) Insider trading

     Sutter reserves the right to modify or escalate the terms of this Penalties section at any time and to use corrective action that it determines is appropriate, including referral to authorities, and if circumstances warrant, to terminate employment immediately.

Sutter Advisors
Code of Ethics

2.   Personal Securities Transactions

     The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Underlying these requirements is the fiduciary capacity in which Sutter acts for clients.

     Fiduciary: Duty of loyalty to clients, which requires that the adviser act for the best interests of the clients and always place the clients' interests first and foremost.

     When Covered Persons invest for their own accounts, conflicts of interest may arise between the client's and the Covered Person's interests. The conflicts may include:

     . Taking an investment opportunity from the client for an employee's own portfolio
     . Using an employee's advisory position to take advantage of available investments
     . Front-running, which may be an employee trading before making client transactions
     . Taking advantage of information or using client portfolio assets to have an effect on the market that may be used to the employee's benefit

2.1  Personal Securities Transactions Records

     Initial and Annual Holdings Report: All Covered Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment and annually. A Covered Person's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Covered Person's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

     Quarterly Trade Report: Sutter requires that all Covered Persons report on a quarterly basis any transaction in a security over which the Covered Person had any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

               a) title and number of shares or principal amount of the security involved;
               b)  date of the transaction;
               c)  nature of the transaction (purchase or sale);
               d)  price at which the trade was effected; and
               e) name of the broker-dealer or bank that executed the transaction.

     The attached form (See Page 13) should be used to record transaction information. It is required by federal law to be submitted not later than 10 days after the calendar quarter in which effected. If the tenth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the compliance officer via electronic mail. If there are no activities for the quarter, a report indicating such is still required. New employees must also furnish this on date of hire.

Sutter Advisors
Code of Ethics

         Securities transactions to be reported include listed and unlisted securities, private transactions, including private placements, non-public stock or warrants, and securities not held in certificate form in these personal reports. Transactions in the following are not required to be reported and maintained in our records: direct obligations of the United States Government; open-end investment company shares, including money market mutual funds, whether affiliated or non-affiliated; banker's acceptances; bank certificate of deposits; commercial paper and high quality short-term debt instruments, including repurchase agreements. See Pre-clearance and Reporting Requirements.

     Acknowledgement of Brokerage Accounts: When opening or closing brokerage accounts, please provide Compliance with this form (See Page 14) and submit on an as needed basis. Also required is an annual listing of all members of the Covered Person's immediate household and of all accounts that are held by these individual(s). Please also use this form to furnish this information.

     Request for Duplicate Confirmations: Use this form (See Page 15) to submit to your broker(s) your request for duplicate copies of trade confirmations and monthly or quarterly brokerage account statements. Please provide a copy of the request to Compliance. If your broker is unable to directly send duplicate copies, please inform the compliance officer in writing to document this.

     Acknowledgement and Certification: All personnel must sign this form (See Page 12) on an annual basis to comply with Sutter's policies and procedures. New employees must also furnish this on date of hire.

2.2  Employee Trade Procedures

     All Covered Persons must pre-clear personal securities transactions. Pre-clearance requests must be submitted via electronic mail to Compliance with a copy to the designated manager. This will allow the compliance officer or his/her designee to pre-clear requests at all times. Responses will be verified via electronic mail. Exceptions will be made only for telephone requests from Covered Persons who are out of the office on business or on vacation. It is the responsibility of the Covered Person to ensure that Compliance receives pre-clearance requests. If it appears that the electronic mail system is in default, please contact the compliance officer directly.

     . The following information must be provided in the electronic re-clearance request:
         a) Transaction Type: Purchase or Sale
         b) Security Description: Short Name and CUSIP
     . Telephone requests from beneficial account holders outside the firm will be accepted. Responses to requests will be forwarded to the Covered Person via electronic mail.
     . Requests may be submitted daily up until one hour before the market closes for the day. Barring any system access problems, responses will be made no more than one hour from the receipt of request.
     . Pre-cleared trades are valid for same day trades only. There are no exceptions.
     . Pre-clearance does not preclude the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter-end review of each personal trade (See Post Review below) will reveal a conflict occurring after the trade is executed (60-day rule).
     . The use of the electronic mail system ensures that each report is date-stamped, and it is your responsibility to ensure that the report has been received by Compliance.

Sutter Advisors
Code of Ethics

2.3  Post Review

     Sutter will match any broker confirmations/statements received with pre-clearance requests. Discrepancies will be documented and may be subject to censures, at outlined in the Penalties section of the Code.

     Transactions will also be screened for the following:
     . Same Day Trades: Occurring on the same day as the purchase/sale of the same security.
     . Blackout Period: Both one day before and after the purchase or sale, including any interim activity.
     . Short-term Trading Profits: Purchase/Sale, or vice versa, occurring within sixty (60) days in the same security resulting in net profit. Covered Persons are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
     . Restricted List Securities: Purchase of any securities on the Restricted List is prohibited.
     . Other Potential Conflicts: Certain transactions may also be deemed in conflict with the Code and will warrant additional review, contingent on the facts and circumstances of the transaction.

2.4  Pre-Clearance and Reporting Requirements

     The following table indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with the compliance officer.

     Security Type                          Pre-Clearance    Quarterly Reporting

     Corporate Debt Transactions                 Yes                Yes

     Government Bond                             No                 No

     Municipal Bond                              No                 Yes

     Equity Transactions*                        No                 Yes

     Open-end Mutual Fund                        No                 No

     Proprietary Mutual Fund                     No                 No

     US Treasury / Agencies                      No                 No

     Short Term / Cash Equivalents               No                 No

     SPP / DRIPs ** - automatic purchases        No                 No

Sutter Advisors
Code of Ethics

     *  Including options, exchange-traded closed-end mutual funds.

     ** Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.5  Confidentiality

     All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however, that such information will be subject to review by appropriate Sutter personnel (Compliance and/or Senior Management) and legal counsel, and will be provided to government authorities or others if required by law or court order.

2.6  Restrictions

     The following are Sutter's restrictions on personal trading:

Sutter Advisors
Code of Ethics

------------------------------------------------------------------------------------------------------------------------

Security Type                             Purchase                               Sale
-------------                             --------                               ----
------------------------------------------------------------------------------------------------------------------------
Corporate Debt Transactions               PERMITTED - Seven day blackout         PERMITTED - Seven day blackout period
                                          period during execution of client      during execution of client trades
(including debt securities, loans,        trades (except index program           (except index program trades).  Must
and credit derivatives)                   trades).  Must pre-clear.              pre-clear.
------------------------------------------------------------------------------------------------------------------------
Any Restricted List Securities            PROHIBITED                             PERMITTED - If security held prior to
                                                                                 Wells Fargo Bank employment, sale
                                                                                 permitted subject to pre-clearance
                                                                                 requirements.
------------------------------------------------------------------------------------------------------------------------
Any security issued by a Sutter client    PROHIBITED                             PERMITTED - If security held prior to
                                                                                 Wells Fargo Bank employment, sale
                                                                                 permitted subject to pre-clearance
                                                                                 requirements.
------------------------------------------------------------------------------------------------------------------------
Private Placements                        PROHIBITED                             PERMITTED - only:  If security held
                                                                                 prior to Wells Fargo Bank employment,
                                                                                 sale permitted subject to
(A private placement is an offer or                                              pre-clearance requirements.
sale of any security by a brokerage
firm not involving a public offering,
for example, a venture capital deal.)
------------------------------------------------------------------------------------------------------------------------
Initial Public Offerings (IPO's)          PROHIBITED                             PERMITTED - only:  If security held
                                                                                 prior to Wells Fargo Bank employment,
                                                                                 sale permitted subject to
(An IPO is a corporation's first                                                 pre-clearance requirements.
offering of a security representing
shares of the company to the public.)
------------------------------------------------------------------------------------------------------------------------

2.7  Short Term Trading Profits

     The purchase and sale, or the sale and purchase, of the same security (or equivalent) within sixty (60) calendar days and at a profit is PROHBITED. This restriction applies without regard to tax lot considerations and short sales. Exercise options are not restricted; however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED. Exceptions require advance written approval from the compliance officer. Profits from any sale before the 60-day period expires may require disgorgement. Please refer to the Penalties section of the Code for additional details.

Sutter Advisors
Code of Ethics


3.     Insider Information


       The Insider Trading and Securities Fraud Enforcement Act of 1988 requires Sutter to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. Among these are restricting access to files likely to contain non-public information, providing continuing education programs concerning insider trading, restricting or monitoring trading in securities about which the Covered Persons might possess non-public information, and monitoring and reviewing trading for Sutter and Covered Persons.


3.1    Insider Transactions


       Sutter considers information material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e. disclosure by an insider to a select group of persons).

       Sutter generally defines insider trading as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for investment advisers.

       . Tipping of material, non-public information is PROHIBITED. A Covered Person may not tip a trade, either personally or on behalf of others, while in possession of such information.
       . Front running involves trading ahead of a client order in the same security on the basis of non-public information regarding impending market transactions. Front running is PROHIBITED.
       . Scalping is PROHIBITED. Scalping occurs when a Covered Person purchases shares of a security for his/her own account prior to recommending/buying that security for client investment and then immediately selling the shares at profit upon the rise in the market price following the recommendation.


3.2    Gifts


       A Covered Person may not solicit or accept and retain a gift from any current or prospective customer, supplier or vendor, or any person whom the Covered Person has referred or may refer business, having a value in excess of $100, without the written approval of Senior Management. Please notify the compliance officer to document any gift that is offered or received in excess of this amount. Please refer to the Handbook for Wells Fargo Team Members for additional requirements.

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Sutter Advisors
Code of Ethics


3.3    Directorships and Other Outside Employment


       Sutter follows Wells Fargo Bank's policy regarding directorships and other outside employment. Please refer to the Handbook for Wells Fargo Team Members for requirements.


3.4    Regulatory Requirements


       The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as Sutter, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Sutter cannot engage in activities that would result in conflicts of interests (i.e. front-running, scalping, or favoring proprietary accounts over those of the clients).

       The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

       . Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.

            However, no manager shall be deemed to have failed reasonably to supervise any person, if:

            a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

            b) such manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not be complied with.

Sutter Advisors
Code of Ethics


                              Sutter Advisors LLC.

                        Acknowledgement and Certification


I certify that I have received, read, and understand that I am subject to Sutter's Code of Ethics and Policy on Personal Securities Transactions and Insider Information. The Code is in addition to Wells Fargo Bank's Policy on Business Conduct and Ethics, as outlined in the Handbook for Wells Fargo Team Members and the Sutter Advisors Compliance Policies and Procedures Manual.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

..   Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code
..   Employ any device, scheme or artifice to defraud Wells Fargo Bank, Sutter, or any client of Sutter
..   Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo Bank, Sutter, or any client of Sutter
..   Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading
..   Engage in any manipulative practice with respect to Wells Fargo Bank,
    Sutter, or any client of Sutter
..   Trade while in possession of material, non-public information
..   Trade ahead of or front-run any transactions for Sutter managed/advised accounts
..   Trade without obtaining the necessary pre-clearance

I understand that it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee, director or officer of Sutter, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Sutter's compliance officer upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:

________________________________________________________________________________


______________________________              _________________________
Signature                                            Date


______________________________
Name (Print)


The Acknowledgement and Certification form is due 10 days from the date of receipt. Signed copies must be submitted to Jeff Coker, Compliance Officer at MAC A0112-144.

Sutter Advisors
Code of Ethics


                              Sutter Advisors LLC.

                             Quarterly Trade Report



                        Personal Securities Transactions

The SEC and Sutter's Code of Ethics require that each employee, director or officer (each, a "Covered Person") report within 10 days of the end of each quarter any personal securities transactions effected in any securities in which the Covered Person had direct or indirect beneficial ownership, including securities of any immediate family member sharing the same household with the Covered Person (a "Family Member").

         Transactions do not need to be reported for:

         1) any account in which neither the Covered Person nor any Family Member of the Covered Person has direct or indirect influence or control,
         2)    U.S. Treasury or government securities, and
         3) unaffiliated and affiliated open-end mutual funds, including money market funds.

-------------------------------------------------------------------------------------------------------------------
Trade    Interest     Maturity    Security/    Transaction       Share Detail       Broker      ** Compliance
 Date      Rate         Date        CUSIP        ("Buy"
                                                  "Sell"      -------------------            ----------------------
                                                   or          Price    Number                  Duplicates   Notes
                                                 "Other")       per  (equity) or
                                                                       Principal
                                                                        Amount
                                                                        (debt)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

          [_] YES, I have had personal securities transactions within the past quarter as reported on: (check those that apply)
               [_]    the attached page/or monthly brokerage statements,
               [_]    confirmations/statements sent directly by my
                      broker/dealer,
               [_]    the included report above

          [_] NO, I have had no personal securities transaction(s) in the past three month period.

____                                                            ____
Covered Person Name/Signature                                   Date

____
Compliance Officer Vertification                                ____

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Sutter Advisors
Code of Ethics

The Quarterly Report form is to be signed, dated and returned within 10 days of quarter's end to Jeff Coker, Compliance Officer at MAC A0112-144.

Sutter Advisors
Code of Ethics


                              Sutter Advisors LLC.


                     Acknowledgement of Brokerage Account(s)


In compliance with Sutter's Code of Ethics and Policy on Personal Securities Transactions and Insider Information, the following is a list of account(s) for which I have, or any member of my immediate family who shares the same household with me has, a direct or indirect benefit.

------------------------------------------------------------------------------------------------------------------------

       Account Name             Date Account Established             Account Number             Broker / Custodian

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

This submission is made pursuant to the following requirements:
(Please check all that apply.)

[_]  Annual acknowledgement of brokerage accounts (Required)

[_]  The account(s) listed above is/are newly opened brokerage accounts

[_]  The account(s) listed above is/are closed brokerage accounts

[_] New Hire - Attached is a copy or copies of my most recent brokerage statements

[_]  I do not own any brokerage accounts for which to report



___________________________________      __________________________________
Signature of Covered Person              Date



___________________________________      __________________________________
Signature of Compliance Officer          Date

The Acknowledgement of Brokerage Account(s) form is to be signed, dated and returned within 10 days of quarter's end to Jeff Coker, Compliance Officer at MAC A0112-144.

Sutter Advisors
Code of Ethics


                                     WELLS
                                     FARGO


                       Request for Duplicate Confirmations


Date:

Brokerage Firm:

Address:



To Whom It May Concern:

As an employee, director or officer of Sutter Advisors LLC, I am required to submit a record of all personal securities transactions pursuant to Sutter's Code of Ethics and Policy on Personal Securities Transactions and Insider Information. Please forward duplicate copies of trade confirmations and monthly or quarterly account statements for the account(s) referenced below to:

                               Sutter Advisors LLC
                            Attn: Compliance Officer
                       550 California Street, 14/th/ Floor
                             San Francisco, CA 94104

--------------------------------------------------------------------------------

        Account Number                         Account Name

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



__________________________   ________________________    _______________________
Signature of Employee        Print Name                  Date


__________________________   ________________________    _______________________
Compliance Authorization     Print Name                  Date